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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                                ______________

                                   FORM 8-A
                            REGISTRATION STATEMENT

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                _______________

                      ROCKDALE NATIONAL BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)

               GEORGIA                                        56-2292563
(State of incorporation or organization)                    (I.R.S. Employer
                                                            Identification No.)


                           1000 GEORGIA HIGHWAY 138
                            CONYERS, GEORGIA 30013
                          TELEPHONE:  (770) 785-7880
         (Address, including zip code, of principal executive offices)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     Title of each class                       Name of each exchange on which
     to be so registered                       each class is to be registered
     -------------------                       ------------------------------

         None                                                None


                                 _______________

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL
INSTRUCTION A.(C), PLEASE CHECK THE FOLLOWING BOX.  [   ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(D), PLEASE CHECK THE FOLLOWING BOX. [ x ]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-24435

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                Title of class
                                ---------------

                    Common Stock, $1.00 par value per share
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Common Stock, $1.00 par value per share, included under the caption "Description of Common Stock" in the Registration Statement on Form SB-2 of the Registrant (File No. 333-24435) filed with the Securities and Exchange Commission (the "Commission") on May 20, 1997, as amended, is hereby incorporated by reference. In addition, the description of the Common Stock, $1.00 par value per share, included under the caption "Description of Common Stock" in any Prospectus relating to such Registration Statement filed with the Commission by the Registrant pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.

ITEM 2.    EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibits which are denominated by an asterisks (*) were previously filed as a part of, and are hereby incorporated by reference from either (i) a Registration Statement on Form SB-2 under the Securities Act of 1933 for the Company, Registration No. 333-24435 (referred to as "SB-2"); or
(ii) Amendment No. 1 to a Registration Statement on Form SB-2 under the Securities Act of 1933 for the Company, Registration Statement No. 333-24435 (referred to as "Amendment No. 1 to SB-2"). The exhibit numbers correspond to the exhibit numbers in the referenced document.

     EXHIBIT NO.      DESCRIPTION
     -----------      -----------

     3.1*      Articles of Incorporation (SB-2)

     3.2*      Articles of Incorporation, as amended (SB-2)

     3.3*      Amended and Restated Articles of Incorporation (SB-2)

     3.4*      Bylaws (SB-2)

     4.1*      Specimen Common Stock Certificate (Amendment No. 1 to SB-2)

     10.1      1998 Stock Option Plan


                                 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              ROCKDALE NATIONAL BANCSHARES, INC.


                              By:              /s/ William L. Daniel
                                 -----------------------------------------------
                                                  William L. Daniel
                              Its:  President and Chief Executive Officer

Date:  April 10, 1998

                                       2
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                                 EXHIBIT INDEX
                                 -------------



Exhibit No.                          Description
-----------                          -----------

  10.1                          1998 Stock Option Plan